UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016

YANEX GROUP, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
9830 6th Street, Suite 103 Rancho Cucamonga, CA 91730 (855) 476-7679
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors, as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with Proto-Script Pharmaceuticals, Corp., a California corporation (“PSPC”), whereby the Company acquired 100% of the issued and outstanding common stock of PSPC, in exchange for Thirty Million (30,000,000) restricted shares of the Company’s common stock. Accordingly, PSPC became a wholly-owned subsidiary of the Company and the business direction of the Company has shifted to the business of PSPC, as discussed in detail in Section 5.6 of this Current Report.

The foregoing description of the Share Exchange is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as 10.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange is incorporated by reference into this Item 2.01.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Proto-Script Pharmaceuticals, Corp., such information can be found under Item 5.06 of this Current Report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange is incorporated by reference into this Item 3.02.

Pursuant to the terms and conditions of the Share Exchange, the Company issued Thirty Million (30,000,000) shares of the Company’s restricted common shares to the sole shareholder of Proto-Script Pharmaceuticals, Corp., Ms. Michelle Rico.

Exemption from Registration. The shares of common stock to be issued pursuant to the Share Exchange, shall be issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. The Share Exchange is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering. Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On June 29, 2016, Michelle Rico acquired control of Thirty Million (30,000,000) shares (the “Exchange Shares”) of the Company’s issued and outstanding common stock, representing approximately 90.77% of the Company’s total issued and outstanding common stock, pursuant to the Share Exchange.

As a further result of the Share Exchange, the following changes to the Company's directors and officers have occurred: (i) as of June 29, 2016, Leonardo Correa Rodriguez resigned from all positions with the Company, including Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer; and, (ii) as of June 29, 2016, Michelle Rico was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Leonardo Correa Rodriguez resigned from all positions with the Company effective as of June 29, 2016, including Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of June 29, 2016, Michelle Rico was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Michelle Rico is set forth below:

Michelle Rico, age 48, has been the Chief Executive Officer of Proto-Script Pharmaceuticals, Corp. since 2011. She is a veteran of the medical industry, she has built a large nationwide network of clients. She has work experience with insurance companies, clinics, doctors’ offices, hospitals, pharmacies, and home medical equipment companies. She has experience in compliance, provider relations, case management, billing, marketing and sales in the HME industry. As an experienced leader, her expertise encompasses setting up and licensing DME and medical business; billing and billing software, management, logistics, policies and procedures, cost analysis, sales and marketing, finance and information technology. From start to finish, she brings a wealth of knowledge to all areas of HME. Her 20 plus years in the industry have given her extensive knowledge of the insurance industry and Medicare/Medicaid.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of execution of the Share Exchange, the Company, although not previously deemed a “shell corporation” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, is providing the following information to the public to provide full and adequate disclosure regarding the new business direction of the Company and to provide such current adequate information as we believe the public would need in order to make an informed investment decision.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, and, “PSPC” refer to the Proto-Script Pharmaceuticals, Corp.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Our Corporate History and Background

Yanex Group, Inc. was founded in the State of Nevada on November 18, 2010, as an early stage company operating within the concept architectural, interior design project and related areas in Germany initially. Our plan was to operate in various architectural fields and to be responsible for the concept architectural vision of future private and public buildings as well as municipal organized public areas. Also, we intended to work with interior design view, visualization and renderings. After attempting to implement our business plan, we have determined that it would be in the best interest of the Company and our shareholders to seek out and identify potential acquisition partners, joint ventures or other strategic alliances.

Accordingly, on June 29, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with Proto-Script Pharmaceuticals, Corp., a California corporation (“PSPC”), whereby the Company acquired 100% of the issued and outstanding common stock of PSPC, in exchange for Thirty Million (30,000,000) restricted shares of the Company’s common stock. Accordingly, PSPC became a wholly-owned subsidiary of the Company and the business direction of the Company has shifted to the business of PSPC. The transaction was accounted for as a reverse recapitalization transaction, given the fact that the Company held no net monetary assets at the date of the merger transaction. As PSPC is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of PSPC.  The equity of PSPC is presented as the equity of the combined company and the capital stock account of PSPC is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (Yanex) after giving effect to the number of shares issued in the Share Exchange Agreement.

Who We Are:

Proto-Script Pharmaceuticals, Corp. was incorporated under the laws of the State of California on June 27, 2001.

PSPC’s primary source of revenue comes from the repair and rental of power wheelchairs and scooters. PSPC deals with federal, state and private insurance providers such as Medicare, Medi-Cal, Nevada Care and Blue Cross among several others. PSPC has very limited dealings with non-insured cash patients. We have tangible assets comprised of company delivery vehicles, loaner wheelchairs, office equipment and furniture. Inventory is purchased on an as needed basis, typically when patients/customers are approved for coverage by their insurance provider. Intangible assets comprise of its current patient list and working relationships with the various insurance providers who refer their clients to us for their repair and rental needs.

PSPC was awarded a contract by the Center for Medicare & Medicaid Services that begins on July 1, 2016 and expires on December 31, 2108. The contract requires PSPC to furnish certain items of Durable Medical Equipment, Prosthetics, Orthotics and Supplies (DMEPOS) under the Medicare DMEPOS Competitive Bidding Program.

Competitive Advantages

We qualify as a “small supplier” as defined by the Medicare competitive bidding program which we feel increases our changes of being awarded winning bids in the upcoming recompete rounds. Regulations stipulate that if 30% of winning companies do not fall under the small supplier category then more small suppliers must be added in essence making our changes one in three or better. We are able to meet our service standards by buying product only on an as needed basis. This prevents PSPC from having to output cash before a purchase order is made.

All patients are pre-qualified before products are ordered and as such there is a low risk of non-payment. When the insurance provider refuses payment it is typically due to an error on the part of the staff in entering and/or submitting the claim. Upon re-entry the claim is typically successful.

Although we do a majority of our purchases from three different suppliers due to better-negotiated prices, we are able to buy the parts and products needed from various local and out of state suppliers.

Repair Sales Cycle

Our typical repair cycle is as follows:

1.

Patient lead

i.

New patient referral is sent to PSPC

ii.

Current patient is called

iii.

Current patient calls in

iv.

New patient is obtained

2.

Patient information is gathered and insurance coverage eligibility is verified

3.

Upon verification a repair technician calls the patient for a preliminary telephone diagnosis

4.

Based on the repairs the technician believes is needed, a second eligibility check is done to confirm the patient qualifies for those specific repairs

5.

The office manager confirms a date and time range with the patient for the technician to pick up the equipment

6.

Routing information is passed on to the repair technician

7.

Repair technician sanitizes and loads a loaner wheelchair based on the patient’s specific needs and criteria

8.

Repair technician drops off the loaner chair, picks up the patient’s equipment and fills out the necessary paperwork

9.

The equipment is brought to the warehouse for a thorough diagnosis and forwarded to the office manager

i.

If is typical upon full diagnostic testing the technician finds other parts in need of replacement or repair

10.

Eligibility is ran for a third and final time to confirm insurance coverage including any new parts that may be needed

11.

The patient is contacted by the office manager to confirm the repairs that will be done and timeframe for expected delivery

12.

Upon complete repair of the equipment:

i.

Head technician does a final inspection on the equipment

ii.

The paperwork is forwarded to the office manager to setup a date and time frame for equipment drop off

13.

Paperwork is forwarded to the billing department for processing

14.

The patient’s equipment is sanitized and prepared for delivery

15.

The equipment is delivered to the patient, the loaner is picked up and paperwork is filled by the patient

16.

The loaner equipment is returned to the warehouse, sanitized and stored

Operating Systems and Controls

PSPC currently uses a combination of software for the daily business operations. The main billing and patient information software is being phased out and being be replaced by a more current software. We expect the new software to help reduce paper, redundancies, man-hours, mistakes and the potential loss of data while increasing the security of patient’s information. Our billing process will also be more efficient as secondary payers will be processed automatically and triggered at the earliest possible moment.

Growth Strategy

The dollar amount and frequency companies are allowed to bill patients and their insurance providers is set by Medicare and therefore our competitors in the same product categories must charge the same price. Margins can be increased by processing more patients and decreasing costs. PSPC has the ability to process more patients without increase overhead and labor cost. Additionally, PSPC intends to advertise its billing services to other medical companies around the country. Companies in the durable medical equipment industry use standard Healthcare Common Procedure Coding System (HCPCS) in order to submit their invoices electronically to the insurance providers. Other companies can benefit from not needing in-house billing by hiring PSPC to process their payments for a rate of 3-5% of the revenue.

Competitive Bidding Area (CBA)

Since PSPC does not currently hold a winning bid for one of the competitive bidding (as further explained below) areas (CBAs) it has the potential to significantly increase revenues by doing so. PSPC will also benefit from lower cost of goods because of the expected increase in volume. There are several criteria used to determine a company’s qualification and more than one company can awarded an area and product. We plan to aggressively target products, such as catheters, that don’t fall under CBA in the areas currently serviced of Southern California and Las Vegas.

Current Working Relationships

We employ several strategies to increase its revenue. One approach is to increase the referrals from the insurance providers by building relationships based on positive patient feedback. Insurance providers will refer a maximum of patients at any given time equivalent to the number of loaner equipment in stock. For example, by us having 120 loaner power wheelchairs in stock each provider will refer up to 120 patients at a given time.

Current Patient Database

A patient qualifies for repairs on their power wheelchair or scooter every six months to one year depending on the part that is in need of repair or replacing and a brand new power wheelchair every five years. The patient database is constantly being contacted to arrange for repair upon a prior successful eligibility check.

Intellectual Property

We have no patents or trademarks or applications pending.

Government Regulations

Numerous federal and state privacy and security laws and regulations, including the Federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology For Economic and Clinical Health Act (collectively HIPAA), govern the collection, dissemination, security, use and disclosure of patients’ individually-identifiable health information. As part of our provision of, and billing for, health care equipment and services, we are required to collect and maintain such protected patient-identifiable health information. New health information standards, whether implemented pursuant to HIPAA, congressional action, state legislative actions or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payers. Moreover, the cost of complying with these standards could be significant. While we believe we comply in all material respects with HIPAA, and comparable state privacy and security requirements, we cannot provide any assurance that governmental authorities will find that our business practices comply with current or future administrative or judicial interpretations of these regulations. Sanctions for failure to comply with these federal and state laws include significant civil and criminal penalties. A violation could subject us to penalties, fines or possible exclusion from the Medicare or Medicaid programs. Such sanctions could adversely impact our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations.

The federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the health care fraud and abuse laws. Private insurers and various state enforcement agencies also have increased their level of scrutiny of health care claims in an effort to identify and prosecute fraudulent and abusive practices in the health care area.

Medicare and Medicaid

As part of the Social Security Amendments of 1965, Congress enacted the Medicare program, which provides for hospital, physician and other statutorily defined health benefits for qualified individuals, including persons 65 and older and the disabled. The Medicaid program, also established by Congress in 1965, is a joint federal and state program that provides certain statutorily-defined health benefits to financially needy individuals who are blind, disabled, aged or members of families with dependent children.

Under existing Medicare laws and regulations, the sale and rental of our products is generally reimbursed by the Medicare program according to prescribed fee schedule amounts calculated using statutorily-prescribed formulas. Significant legislation affecting home medical equipment (HME) reimbursement has been signed into law, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA”), the Medicare Improvement for Patients and Providers Act of 2008 (MIPPA), the Medicare, Medicaid and Children’s Health Insurance Program (CHIP) and changes to these programs and acts could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations.

Competitive Bidding Area (CBA)

The Durable Medical Equipment Prosthetics, Orthotics and Supplies (DMEPOS) Competitive Bidding Program was mandated by Congress through the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MMA). The statute requires that Medicare replace the current fee schedule payment methodology for selected Durable Medical Equipment, Prosthetics, Orthotics and Supplies (DMEPOS) items with a competitive bid process. The intent is to improve the effectiveness of the Medicare methodology for setting DMEPOS payment amounts, which will reduce beneficiary out-of-pocket expenses and save the Medicare program money while ensuring beneficiary access to quality items and services.

Under the program, a competition among suppliers who operate in a particular competitive bidding area is conducted. Suppliers are required to submit a bid for selected products. Not all products or items are subject to competitive bidding. Bids are submitted electronically through a web-based application process and required documents are mailed. Bids are evaluated based on the supplier’s eligibility, its financial stability and the bid price. Contracts are awarded to the Medicare suppliers who offer the best price and meet applicable quality and financial standards. Contract suppliers must agree to accept assignment on all claims for bid items and will be paid the bid price amount. The amount is derived from the median of all winning bids for an item.

The Centers for Medicare & Medicaid Services (CMS) is required by law to recompete contracts under the DMEPOS Competitive Bidding Program at least once every three years. The Round 2 and national mail-order program contract periods expire on June 30, 2016. The federal government awards contracts to companies in the durable medical equipment (DME) industry upon a successful bid to service the specific areas and products. Winners of bid reserve the right service the competitive bidding areas (CBAs) for a period of two years. After the two year period the contract holders lose their rights and the CBA all interested DME companies as requested to submit a bid.

PSPC does not currently hold a winning bid and has submitted a bid for Round 2 Recompete.

The Anti-Kickback Statute

Due to high fraud in the industry, companies such as ours that operate within the Medicare and Medicaid programs are subject to strict fraud and abuse laws often referred to as the “Anti-Kickback statute”. At the federal level, the Anti-Kickback statute prohibits any person from knowingly and willfully soliciting, receiving, offering or providing any remuneration, including a bribe, kickback or rebate, directly or indirectly, in return for or to induce the referral of patients, or the furnishing, recommending, or arranging for products or services covered by federal health care programs. Federal health care programs have been defined to include plans and programs that provide health benefits funded by the federal government, including Medicare and Medicaid, among others. Violations of the Anti-Kickback statute may result in civil and criminal penalties including fines of up to $25,000 per violation, civil monetary penalties of up to $50,000 per violation, assessments of up to three times the amount of the prohibited remuneration, imprisonment, and exclusion from participation in the federal health care programs.

CHAP Accreditation

We are voluntarily part of the Community Health Accreditation Program (CHAP) which is an industry recognized accreditation meeting high standards covering compliance requirements as prescribed by state and federal bodies. Payers and patients appreciated CHAP as a non-biased third-party approval of the company in the industry. CHAP also keeps PSPC up-to-date with regulatory changes and provides ongoing education to staff to familiarize themselves on how to stay in compliance.

Competition

We operated in a highly competitive industry with few national competitors and several local, small and medium sized businesses. Our biggest competitor is Apria Healthcare Group, Inc. which has local national offices. Local competitors include Lincoln Medical and Westview Medical. Management believes that the number of competitors will decrease over the long run because of decreasing profit margins due to the competitive bidding programs implemented by the government. The nature of the competitive bidding encourages lower prices therefore forcing some companies out of businesses.

Employees

As of January 1, 2016, we have 13 full time employees. Our employees are not currently represented by a labor union of labor organization. These employees are spread out into various departments, including management, billing, sales and repair. The billing, sales and management are headquartered out of Rancho Cucamonga, CA, while Anaheim, CA serves as repair facilities with limited staff.

The Las Vegas office is the headquarters for Nevada as well as it serves as a repair facility. Anaheim and Las Vegas each have outside sales staff. All locations are required to be staffed for a minimum number of hours a week as required by state laws.

The sales department includes outside and inside sales people. Outside sales people host fall prevention seminars in order to generate leads. The seminars are held at care facilities and during the presentation the repair technician provides equipment cleaning and onsite repair at no cost.

ITEM 1A.

RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source our products from third-party manufacturers. As a result, we must locate and secure products that meet our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, damage our reputation or expose us to potential liability for their wrongdoings.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential patients/customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

Information technology dependency and security vulnerabilities could lead to reduced revenue, liability claims, or competitive harm.

The Company is increasingly dependent on sophisticated information technology and infrastructure. Any significant breakdown, intrusion, interruption or corruption of these systems or data breaches could have a material adverse effect on our business.

We use electronic information technology (IT) in our manufacturing processes and operations and other aspects of our business. Despite our implementation of security measures, our IT systems are vulnerable to disruptions from computer viruses, natural disasters, unauthorized access, cyber attack and other similar disruptions. A material breach in the security of our IT systems could include the theft of our intellectual property or trade secrets. Such disruptions or security breaches could result in the theft, unauthorized use or publication of our intellectual property and/or confidential business information, harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives, or otherwise adversely affect our business. We have, from time to time, experienced incidents related to our IT systems, and expect that such incidents will continue, including malware and computer virus attacks, unauthorized access, systems failures and disruptions. We have measures and defenses in place against unauthorized access, but we may not be able to prevent, immediately detect, or remediate such events.

Medicare Regulations

Medicare regulations and bylaws have a pattern of changing every two to four years. Changes typically include what equipment is covered by insurance, what percentage of the equipment is covered and what dollar amount Medicare will cover on behalf of the patient. Changes in Federal government also have an impact on the industry because different governments have shown to allot different budgets for the industry. Any unforeseen change in these regulation could have a negative impact on our business. The Medicare industry is heavily regulated by state and federal rules and law and as such the Company is subject to regular inspections and audits and needs to maintain compliance. Employees are subject to laws and regulations as well being governed by ethics and standards of conduct and violations can result in severe penalties.

We may be subject to sanction under The Health Insurance Portability and Accountability Act of 1996 (HIPAA)

The Health Insurance Portability and Accountability Act of 1996 (HIPAA) governs the collection, dissemination, security, use and disclosure of patients’ individually-identifiable health information. As part of our regular business activity we are required to collect and store such information. Sanctions for failure to comply with these federal and state laws include significant civil and criminal penalties and could result in fines or possible exclusion from the Medicare or Medicaid programs. Such sanctions could adversely impact our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations.

We transitioned to new web based software in March 2015. The new software is HIPAA compliant and will be used for recording, transmitting and storing billing as well as patient information. Using the new software will relieve the Company of some of the compliance responsibilities specifically the storage and transmission of sensitive information.

Reliance on the Internet

Our operations depend heavily on our access to our billing software which is completely Internet based. Failure to be able to connect to the Internet would cause disruptions in our business including the inability to obtain new patients, loss of existing patients and delay in revenue collection.

Potential Decreasing Profit Margins

The reimbursement amounts offered by state and federal governments may decrease in the upcoming years due to tightening federal and state budgets. This could lead to decreases in price due to the competitive bidding program set forth by the federal government.

Write Off of Intangible Assets

Our intangible assets are evaluated every quarter for impairment of value. If management determines that a significant impairment has occurred, we would be required to write-off the impaired portion of the unamortized intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs.

Our Success relies on our continued relationships with physicians

Our success, in part, is dependent upon referrals and our ability to maintain good relations with physicians and other referral sources. Physicians and other medical personnel that refer patients to us are not our employees, and are free to refer their patients to our competitors. If we are unable to successfully cultivate new referral sources and maintain strong relationships with our current referral sources, then our revenues may decline.

Inadequate Insurance Coverage

Participants in the health care industry, including us, are subject to substantial claims and litigation in the ordinary course of business, often involving large claims and significant defense costs. As a result of the liability risks inherent in our lines of business we maintain liability insurance intended to cover such claims. Our insurance policies are subject to annual renewal. The coverage limits of our insurance policies may not be adequate, and we may not be able to obtain liability insurance in the future on acceptable terms or at all. In addition, we have been advised by our insurance broker that our insurance premiums will be subject to increases in the future, which increases may be material. Furthermore, the losses that are insured through commercial insurance are subject to the credit risk of those insurance companies. While we believe our commercial insurance providers are currently credit worthy, there can be no assurance that such insurance companies will remain so in the future. Inadequate insurance coverage limits, increases in our insurance costs or losses suffered due to one or more of our insurance carriers defaulting on their obligations, could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations.

Potential Litigation

The nature of our business subjects us to investigations and litigation in the ordinary course of our business. In addition, we are from time to time involved in other legal proceedings. While management does not believe that any lawsuit we are a party to, if resolved adversely, would have a material adverse effect on our financial condition or results of operations, investigations and litigation could arise in the future which could have a significant negative impact on our results of operations and profitability.

Lack of diversification

PSPC has diversification with patients but not products. Since the Company is focused on a specific part of the Medicare industry, a hard change by the government would result in a large decrease in revenue. For example, if Medicare were to stop allowing repairs of power wheelchairs.

Proposed changes by the government

We are aware that the Federal government is considering changing the procedure to require companies in the industry to get authorization before starting the repair. Currently the industry standard to confirm coverage, proceed with the repair and it is expected that payment will follow. The government’s purpose is to cut down on fraudulent billing. Any change in the current procedures could have a negative impact on our business.

Barriers to Expansion

Being in a heavily regulated industry there is a complicated process to setup new facilities and different states have different requirements. Some states, such as Nevada, required PSPC to have a full functioning and staffed facility before starting the licensing process. The permits and licenses took 13 months which cost the Company 13 months of overhead without the ability generate income.

Business disruptions could affect our operating results

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

Risks Relating to Ownership of Our Securities

We do not currently have a class of securities registered under Section 12 of the Exchange Act.

We do not currently have a class of securities registered under Section 12 of the Exchange Act. We are not currently required to file reports under Section 13(a) or under Section 15(d) of the Exchange Act and are a considered a “voluntary filer” with respect to the reports we do file under those sections. We will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of (i) our registration of a class of securities under Section 12 of the Exchange Act, which would be required if we list a class of securities on a national securities exchange or if we meet the size requirements set forth in Section 12(g) of the Exchange Act, or which we may voluntarily elect to undertake at an earlier date, or (ii) the effectiveness of a registration statement under the Securities Act relating to our common stock. However, until we become subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, we expect that we will voluntarily file the reports that we would be required to file if we were subject to those sections.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•

variations in our operating results;

•

changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•

changes in operating and stock price performance of other companies in our industry;

•

additions or departures of key personnel; and

•

future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company, which is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our sole officer and director owns approximately 90% of our shares after the offering that permits her to exert influence over us or to prevent a change of control.

Our sole director and officer, Ms. Michelle Rico, will beneficially own approximately 90% of our outstanding shares of common stock. As a result of this stock ownership, Ms. Michelle Rico will continue to influence the vote on all matters submitted to a vote of our shareholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change of our control that might be otherwise beneficial to shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this annual report. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

Working Capital

	March 31,	December 31,
	2016	2015
Current Assets	$307,292	$183,500
Current Liabilities	$144,778	$136,699
Working Capital (Deficit)	$162,514	$46,801

Cash Flows

	Three months ended March 31, 2016	Three months ended March 31, 2015
Cash Flows (used in) Operating Activities	$28,081	$22,010
Cash Flows (used in) Investing Activities	$—	$(600)
Cash Flows provided by Financing Activities	$(15,395)	$(29,915)
Net Increase (decrease) in Cash During Period	$12,686	$(8,505)

	Year ended December 31, 2015	Year ended December 31, 2014
Cash Flows (used in) Operating Activities	$38,073	$(122,214)
Cash Flows (used in) Investing Activities	$(6,064)	$(12,077)
Cash Flows provided by Financing Activities	$(54,070)	$73,732
Net Increase (decrease) in Cash During Period	$(22,061)	$(60,559)

Operating Revenues

Three months ended March 31, 2016 and 2015

During the three months ended March 31, 2016, we earned revenues of $343,212 compared to revenues of $311,751 during the three months ended March 31, 2015.  Our gross profit during the three months ended March 31, 2016 was $314,491 compared to $208,371 during the three months ended March 31, 2015.

Year ended December 31, 2015 and 2014

During the year ended December 31, 2015, we earned revenues of $881,442 compared to revenues of $947,993 during the year ended December 31, 2014.   Our gross profit during the year ended December 31, 2015 was $694,295 compared to $689,642 during the year ended December 31, 2014.

Operating Expenses and Net Loss

Three months ended March 31, 2016 and 2015

We incurred operating expenses of $165,403 during the three months ended March 31, 2016 compared to $215,045 during the three months ended March 31, 2015.  The decrease is due to the fact that we were more efficient in our operating costs compared to the prior year.  Our net income during the period ended March 31, 2016 was $149,088 or $1.49 earnings per share compared to a net loss of $6,674 or $0.07 loss per share during the three months ended March 31, 2015.

Year ended December 31, 2015 and 2014

During the year ended December 31, 2015, we incurred operating expenses of $840,981 compared to $921,682 during the year ended December 31, 2014.  Overall, our sales were slightly lower in fiscal 2015 compared to fiscal 2014 which led to lower operating costs; however, our operating expense as a percentage of revenues were 95% in fiscal 2015 compared to 97.2% in fiscal 2014 which shows that we utilized some efficiency in our operating activities during the year ended December 31, 2015.

We recorded a net loss of $145,249 or $1.45 loss per share during the year ended December 31, 2015 compared to a net loss of $239,217 or $2.39 loss per share during the year ended December 31, 2014.

Liquidity and Capital Resources

Three months ended March 31, 2016 and December 31, 2015

As at March 31, 2016, we had a cash balance of $21,776 and total assets of $321,564 compared to cash of $9,090 and total assets of $198,941 at December 31, 2015.  Overall, our cash increased due to more cash flow generated from operating activities during the three months ended March 31, 2016 and our total assets increased due to an increase in accounts receivable of $110,596 due in part to higher sales revenue and a longer lead time in the collection of outstanding accounts receivable.

We had total liabilities of $144,778 at March 31, 2016 compared to $136,699 at December 31, 2015.   The increase in total liabilities was primarily due to an increase in our bank overdraft of $9,149.

Year ended December 31, 2015 and 2014

As at December 31, 2015, we had cash of $9,090 and total assets of $198,941 compared to cash of $31,151 and total assets of $453,713 at December 31, 2014.  The decrease in cash was due to the fact that we spent more available cash to pay down our outstanding accounts payable.  The decrease in total assets was due to a decrease in accounts receivable of $137,489 as we had lower sales in fiscal 2015 and had better collection rates during fiscal 2015.  Furthermore, we had a decrease of $71,944 in intangible assets for a patient and customer list which became fully amortized in fiscal 2015.

We had total liabilities of $136,699 at December 31, 2015 compared to $130,196 at December 31, 2014.  The increase in liabilities was due to the use of a bank overdraft of $36,159 in fiscal 2015 which was offset by a decrease in accounts payable of $26,734.

Cash flow from Operating Activities

Three months ended March 31, 2016 and 2015

During the three months ended March 31, 2016, we received cash of $28,081 from operating activities compared to $22,010 during the three months ended March 31, 2015.  The increase in the cash received from operating activities as based on the fact that we had increased our operating efficiency which allowed us to show a higher gross profit resulting in more net cash from operating activities during the period.

Year ended December 31, 2015 and 2014

During the year ended December 31, 2015, we received cash of $38,073 from operating activities compared to use of $122,214 of cash for operating activities during the year ended December 31, 2014.  In fiscal 2014, we had higher operating costs which resulted in a greater use of cash as well as higher accounts receivable from uncollected sales which were subsequently collected in fiscal 2015.

Cashflow from Investing Activities

Three months ended March 31, 2016 and 2015

During the three months ended March 31, 2016, we did not have any investing activities compared to the use of $600 during the three months ended March 31, 2015 for purchase of property and equipment.

Year ended December 31, 2015 and 2014

During the year ended December 31, 2015, we used $6,064 of cash for investing activities for the purchase of property and equipment compared to the use of $12,077 during the year ended December 31, 2014 which included $2,077 for the purchase of property and equipment and $10,000 for the purchase of the customer list.

Cashflow from Financing Activities

Three months ended March 31, 2016 and 2015

During the three months ended March 31, 2016, we used $15,395 of cash for financing activities which included $10,000 advanced from a related party, $9,149 from proceeds from the bank overdraft offset by $34,544 of cash loans to a shareholder of the company.  During the three months ended March 31, 2015, we used $29,915 of cash for financing activities which included $6,846 received from bank overdraft offset by $36,761 of loans to shareholders in the company.

Year ended December 31, 2015 and 2014

During the year ended December 31, 2015, we used $54,070 of cash for financing activities which included $90,229 of loans to shareholders in the company offset by the $36,159 of bank overdraft financing compared to proceeds of $73,732 received from financing activities during the year ended December 31, 2014 which included $65,826 of funding from a non-related party and $7,906 of loans from shareholders in the company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Critical Accounting Policies

Our financial statements are presented in United States dollars and are prepared using the accrual method of accounting and in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  The accounting policies of an entity are the specific accounting principles and the methods of applying those principles are judged by the management of the entity to be the most appropriate in the circumstances to present fairly financial position, cash flows, and results of operations in accordance with US GAAP and that, accordingly, have been adopted for preparing our consolidated financial statements.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business.   During the year ended December 31, 2015, we incurred a net loss of $145,249 and had a working capital deficit of $46,801.  The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability to raise capital through debt or equity financing, and the attainment of profitable operations from our business.  These factors raise substantial doubt regarding our ability to continue as a going concern.  Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. We are required to make judgments and estimates about the effect of matters that are inherently uncertain. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Revenue Recognition

Our revenue recognition policies comply with FASB ASC Topic 605, “Revenue Recognition.” We recognize revenue when the service has been provided, the products have been shipped and billed to our customers, insurance companies, and government agencies, and no other significant obligations exist, and collectability is reasonably assured.  Our billings are subject to insurance company and government regulatory agency adjustments. We revise the amount of revenue recognized when the insurance company and government regulatory adjustments are known to us.  The adjustments to the amounts we can bill are changed approximately every five years when the government asks companies to submit a new bid. There is approximately a one year delay between when we are notified of any price changes until the time the new amounts come into effect.

Accounts Receivable

Trade accounts receivable are stated at the amount that we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of our customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, we provide for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after we have used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

We report patient accounts receivable net of estimated allowances for doubtful accounts and adjustments. Patient accounts receivable are uncollateralized and primarily consist of amounts due from Medicare, other third-party payers and patients. Our process for estimating the allowance for doubtful accounts is based upon our assessment of historical and expected net collections and trends in reimbursement.

Inventory

We purchase inventory from third party vendors, which consists of wheelchairs and scooters. Inventory, when carried if at all, represents finished goods, which is stated at lower of cost or market. We periodically review the value of items held in inventory and provides for write-downs or write-offs based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.  We generally purchases product when it has a firm sales or service order.

Earnings (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing our net income (loss) by the weighted average number of common shares during the period. Diluted earnings (loss) per share is calculated by dividing our net income (loss) by the diluted weighted average number of shares outstanding during such period. Diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or common stock equivalent. Diluted earnings (loss) per share are the same as basic income (loss) per share due to no dilutive items having been issued by us.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09) , which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its consolidated financial statements and has not yet determined the method by which it will adopt the standard beginning January 1, 2017.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In February, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning December 15, 2015. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements. Early adoption is permitted.

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805).  Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.  In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

PSPC has three locations, which are all leased at the following addresses:

9830 6th Street, Suite 103	2221 E. Winston Road, Suite O	3863 S. Valley View Blvd, Suite 11
Rancho Cucamonga, CA 91730	Anaheim, California	Las Vegas, Nevada
Monthly Lease Amount $2,900	Monthly Lease Amount $1,300	Monthly Lease Amount $1,300

We believe that our office space is adequate for our current needs, but growth potential may require a facility due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property. We do not own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of June 29, 2016, taking into account those shares of the Company’s Common Stock issued pursuant to the Share Exchange, there are 33,048,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(1)
Michelle Rico 9830 6th Street, Suite 103 Rancho Cucamonga, CA 91730	Common	30,000,000	90.77%
All Officers and Directors as a Group (1)	Common		90.77%

Leonardo Correa Rodriguez Hooft Graaflandstraat 21 VM Utrecht, Netherland 3525 (2)	Common	2,578,000	7.80%

(1)

The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

As of June 29, 2016, Mr. Rodriguez resigned as an officer and director of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Michelle Rico(1) 9830 6th Street, Suite 103 Rancho Cucamonga, CA 91730	30,000,000	90.77%
All executive officers and directors as a group (1 person)		90.77%

(1)

As of June 29, 2016, Michelle Rico was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. For full biographical information on Ms. Rico, please refer to Item 5.03 of this Report.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

None.

Family Relationships

There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

ii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors.

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Michelle Rico(2) President, CEO, CFO, Secretary and Director	2016	NIL	NIL	NIL
Leonardo Correa Rodriguez (3) President, Chief Executive Officer, Treasurer, Secretary and Director	2016	NIL	NIL	NIL
	2015	NIL	NIL	NIL
	2014	NIL	NIL	NIL

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)

Ms. Rico was appointed as our sole officer and director on June 29, 2016.

(3)

On June 29, 2016, Mr. Leonardo Correa Rodriguez resigned from all positions with the Company, including but not limited to those of President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Management Agreements

We have not entered into any management agreements with any of our executive officers.

Compensation of Directors

None.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

As of December 31, 2014, the Company was owed $25,797, net of an allowance of $135,973, from Ms. Rico. These advances are unsecured and carry no interest or repayment terms.  At September 30, 2015, the balance owed to the Company from its Ms. Rico was $100,046. At September 30, 2015, the Company’s board of directors approved such amount outstanding as a distribution to stockholder in compensation for services provided by the Ms. Rico.  In addition, during the quarter ended December 31, 2015, the Company advanced the Ms. Rico an additional $15,980. At December 31, 2015, the Company’s board of directors approved $15,980 as a distribution to stockholder in compensation for services provided by the Ms. Rico.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock was approved for quotation on the Over the Counter Bulletin Board under the symbol “YNXG”. Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. As of the date of this current report, there was no bid history for our common stock, because the common stock has never been traded. We cannot assure you that there will be a market for our common stock in the future. There are no shares of common stock or other securities of our company that are being, or have been publicly proposed to be, publicly offered by our company, the offering of which could have a material effect on the market price of common stock or other securities of our company.

As of the date of this Report, there were 5 holders of record of our common stock.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended May 31, 2016 and 2015. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Other than disclosed herein, none.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 75,000,000 shares of common stock, 0 $0.001. As of the date of this Current Report, 33,048,000 shares of our common stock were issued and outstanding and we have zero shares of our common stock reserved for options, warrants and other commitments.

Preferred Stock

Our Articles of Incorporation authorize us to issue no shares of preferred stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Colorado Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of PSPC for the periods ended March 31, 2016 and 2015, and for the years ended December 31, 2015 and 2014.

(b) Pro Forma Financial Information

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma financial statements of Yanex Group, Inc. and PSPC, which give effect to the acquisition by the Company of PSPC.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
3.01(a)	Articles of Incorporation	Filed with the SEC on June 27, 2011, as part of our Registration Statement on Form S-1.
3.02	Bylaws	Filed with the SEC on June 27, 2011, as part of our Registration Statement on Form S-1.
10.01	Share Exchange Agreement by and between the Company and Proto-Script Pharmaceuticals, Corp.	Filed with the SEC on June 27, 2011, as part of our Registration Statement on Form S-1.
10.02	Supply Agreement by and between Center for Proto-Script Pharmaceuticals, Corp. and Medicare & Medicaid Services	Filed herewith.
99.1	Financial Statements of Proto-Script Pharmaceuticals, Corp.	Filed herewith.
99.2	Pro Forma Financial Statements.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Yanex Group, Inc.

Dated: September 8, 2016

 /s/ Michelle Rico

By: Michelle Rico

Its: Chief Executive Officer